Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned, HAWAIIAN ELECTRIC INDUSTRIES, INC., a Hawaii corporation (the “Company”), and the officers and directors of said corporation whose names are signed hereto, hereby constitute and appoint CONSTANCE H. LAU, JAMES A. AJELLO, CHESTER A. RICHARDSON, DAVID M. KOSTECKI, DAVID J. REBER and MICHAEL J. O’MALLEY of Honolulu, Hawaii, and each of them, with full power of substitution in the premises (with full power to each of them to act alone), their true and lawful attorneys and agents, and in its and their name, place and stead, to do any and all acts and things and to execute any and all instruments and documents which said attorneys and agents or any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”) and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with:  the registration under the Securities Act pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) of 300,000 shares of Common Stock of the Company, without par value (the “Common Stock”), for issuance pursuant to the Hawaiian Electric Industries, Inc. 2011 Nonemployee Director Stock Plan (the “Plan”) and an indeterminate amount of interests in the Plan, including specifically, but without limiting the generality of the foregoing, full power and authority to sign the name of the Company and the names of the undersigned officers and directors thereof, in the capacities indicated below, to the Registration Statement to be filed with the Commission in respect of the Common Stock and Plan interests, to any and all amendments and supplements to said Registration Statement (including, but not limited to, any amendment or amendments changing the number of shares registered under the Registration Statement, such as upon an increase in the number of shares registered thereunder as a result of the operation of the anti-dilution provisions of the Plan) and to any instruments or documents filed as a part of or in connection with said Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorneys and agents or any of them shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be executed in its name by its President and Chief Executive Officer and by its Executive Vice President, Chief Financial Officer and Treasurer and attested by its Executive Vice President, General Counsel, Secretary and Chief Administrative Officer, and the undersigned officers and directors of the Company have hereunto set their hands, as of the 10th day of May, 2011.  This Power of Attorney may be executed in any number of counterparts by the Company and by any one or more of the officers and directors named below and may be transmitted by facsimile or other electronic medium, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ATTEST:		HAWAIIAN ELECTRIC INDUSTRIES, INC.

/s/ CHESTER A. RICHARDSON	By	/s/ CONSTANCE H. LAU
Chester A. Richardson		Constance H. Lau
Executive Vice President, General		President and Chief Executive Officer
Counsel, Secretary & Chief		(Principal Executive Officer)
Administrative Officer

	By	/s/ JAMES A. AJELLO
James A. Ajello
Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer)

/s/ CONSTANCE H. LAU		President and Chief Executive Officer
Constance H. Lau		and Director
(Principal Executive Officer)

/s/ JAMES A. AJELLO		Executive Vice President,
James A. Ajello		Chief Financial Officer and Treasurer
(Principal Financial Officer)

/s/ DAVID M. KOSTECKI		Vice President-Finance, Controller
David M. Kostecki		and Chief Accounting Officer
(Principal Accounting Officer)

/s/ JEFFREY N. WATANABE		Chairman of the Board of Directors
Jeffrey N. Watanabe

/s/ THOMAS B. FARGO		Director
Thomas B. Fargo

/s/ PEGGY Y. FOWLER		Director
Peggy Y. Fowler

/s/ A. MAURICE MYERS		Director
A. Maurice Myers

/s/ KEITH P. RUSSELL		Director
Keith P. Russell

/s/ JAMES K. SCOTT		Director
James K. Scott

/s/ KELVIN H. TAKETA		Director
Kelvin H. Taketa

/s/ BARRY K. TANIGUCHI		Director
Barry K. Taniguchi